UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2011

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland	77-0404318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ballston Tower

671 N. Glebe Rd, Suite 800

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 22, 2011, AvalonBay Communities, Inc. closed the public offering of 5.1 million shares of its common stock (the “Shares”) pursuant to an Underwriting Agreement dated August 17, 2011 among the Company and  Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and  J.P. Morgan Securities LLC, as representatives of the several underwriters.  AvalonBay intends to use the aggregate net proceeds from the offering of approximately $631 million for working capital, capital expenditures and other general corporate purposes, which may include development, redevelopment and acquisitions of apartment communities and repayment and refinancing of debt.  The Underwriting Agreement is attached as Exhibit 99.1 hereto.

The Shares will be issued pursuant to a prospectus supplement dated August 18, 2011, a prospectus dated March 2, 2009 and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-157627) filed on March 2, 2009 with the SEC.  Copies of the prospectus supplement and prospectus may be obtained by contacting the Company at the address on the cover page of this Current Report on Form 8-K.  This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

ITEM 9.01         Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 17, 2011, among AvalonBay Communities, Inc. and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC
5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered
23.1	Consent of Goodwin Procter LLP (included in 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: August 22, 2011	By:	/s/ Thomas J. Sargeant
Thomas J. Sargeant
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 17, 2011, among AvalonBay Communities, Inc. and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC
5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered
23.1	Consent of Goodwin Procter LLP (included in 5.1)